As filed with the Securities and Exchange Commission on April 28, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Owens Corning

(Exact Name of Registrant as specified in its Charter)

Delaware	43-2109021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of principal executive offices)

Owens Corning 2010 Stock Plan

(Full title of the plan)

Stephen K. Krull

Senior Vice President, General Counsel and Secretary

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Larry A. Barden

Lisa J. Reategui

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	2,000,000(1)	$31.88(2)	$63,760,000(2)	$4,546.09(3)

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers such additional and indeterminate number of shares of Common Stock as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The offering price and registration fee are based on the average of the high and low prices for the Common Stock on April 26, 2010, as reported on the New York Stock Exchange.
(3)	Calculated pursuant to Rule 457(h) under the Securities Act at the statutory rate of $71.30 per $1,000,000 of securities registered. Pursuant to Rule 457(p) under the Securities Act of 1933, the filing fee previously paid with respect to an indeterminate number of securities that were available but not granted, or which were granted but not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of awards under the Owens Corning 2006 Stock Plan, as amended and restated, that were previously registered pursuant to Registration Statements on Form S-8 (No. 333-138392 and No. 333-150771) initially filed by Owens Corning on November 2, 2006 and May 9, 2008 is being carried forward, all of which is set off against the registration fee due for this offering with respect to such securities. Further pursuant to Rule 457(p) under the Securities Act of 1933, the $195,222.54 remaining of the filing fee previously paid with respect to unsold securities that were registered pursuant to a Registration Statement on Form S-1 (No. 333-136363) initially filed by Owens Corning on August 7, 2006, is being carried forward, of which $4,546.09 is set off against the registration fee due for this offering and of which $190,676.45 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	As permitted by Rule 428 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to Plan participants as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, as filed by Owens Corning (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 17, 2010;

(b) The Current Report on Form 8-K filed on February 26, 2010;

(c) The Current Report on Form 8-K filed on April 23, 2010;

(d) The Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on April 28, 2010; and

(e) The description of the common stock, par value $0.01 per share, of the Registrant contained in the Registrant’s registration statement on Form 8-A filed with the Commission on October 19, 2006 under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents (such documents, and the documents referenced in the preceding paragraph, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Owens Corning is incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.

Article X of the Registrant’s amended and restated certificate of incorporation provides that Owens Corning shall, to the fullest extent authorized or permitted by applicable law, indemnify any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of Owens Corning or by reason of the fact that such person, at the request of Owens Corning, is or was serving as a director, manager, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. No director of Owens Corning shall be personally liable to Owens Corning or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Owens Corning or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX of the Registrant’s amended and restated bylaws provides that Owens Corning shall, to the fullest extent authorized or permitted by applicable law, indemnify any and all persons who may serve or who have served at any time as a director or officer of Owens Corning, or may serve or at any time have served at the request of Owens Corning as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and any directors or officers of Owens Corning who at the request of Owens Corning may serve or at any time have served as agents or fiduciaries of an employee benefit plan of Owens Corning or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent. Owens Corning may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law, to the fullest extent authorized or permitted by such law.

In addition to the provisions of the amended and restated articles of incorporation and amended and restated bylaws, Owens Corning has entered into indemnification agreements with all of its directors, to indemnify the directors to the fullest extent permitted by the amended and restated bylaws. Owens Corning also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 1-33100), filed November 2, 2006).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K (File No. 1-33100), filed November 2, 2006).

4.3	Owens Corning 2010 Stock Plan (incorporated by reference to Annex B of the Registrant’s Schedule 14A (File No. 1-33100), filed March 17, 2010).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (set forth on the signature page to this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 28, 2010.

Owens Corning

By:	/s/ Michael H. Thaman
Michael H. Thaman
Chairman of the Board, President
and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Stephen K. Krull, Duncan J. Palmer and Michael H. Thaman and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Thaman	Chairman of the Board, President, Chief Executive Officer and Director	April 28, 2010
Michael H. Thaman

/s/ Duncan J. Palmer	Senior Vice President and Chief Financial Officer	April 28, 2010
Duncan J. Palmer

/s/ Mark W. Mayer	Vice President and Chief Accounting Officer	April 28, 2010
Mark W. Mayer

/s/ Norman P. Blake, Jr.	Director	April 28, 2010
Norman P. Blake, Jr.

/s/ Gaston Caperton	Director	April 28, 2010
Gaston Caperton

/s/ Ralph F. Hake	Director	April 28, 2010
Ralph F. Hake

/s/ F. Philip Handy	Director	April 28, 2010
F. Philip Handy

/s/ Landon Hilliard	Director	April 28, 2010
Landon Hilliard

/s/ Ann Iverson	Director	April 28, 2010
Ann Iverson

/s/ James J. McMonagle	Director	April 28, 2010
James J. McMonagle

/s/ W. Howard Morris	Director	April 28, 2010
W. Howard Morris

/s/ Joseph F. Neely	Director	April 28, 2010
Joseph F. Neely

/s/ W. Ann Reynolds	Director	April 28, 2010
W. Ann Reynolds

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 1-33100), filed November 2, 2006).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K (File No. 1-33100), filed November 2, 2006).

4.3	Owens Corning 2010 Stock Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (File No. 1-33100), filed April 23, 2010).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (set forth on the signature page to this Registration Statement).